UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Schedule 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMAZE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMAZE HOLDINGS, INC.
2901 West Coast Highway, Suite 200
Newport Beach, CA 92663

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 12, 2025

This supplement (the “Supplement”) supplements the definitive proxy statement on Schedule 14A filed by Amaze Holdings, Inc. (formerly Fresh Vine Wine, Inc.) with the Securities and Exchange Commission (the “SEC”) on May 7, 2025 in connection with the annual meeting of stockholders to be held on June 12, 2025 at 1:00 p.m. Eastern Time. This Supplement is being filed with the SEC and made available to stockholders on or about May 12, 2025.

This Supplement updates, and to the extent inconsistent therewith, supersedes, the disclosure in the proxy statement to reflect that Proposal 4, the Reverse Stock Split Proposal, and Proposal 8, the Authorized Common Stock Increase Proposal, are non-routine matters, and as such, are not eligible for discretionary voting by brokers, banks and other nominees under applicable stock exchange rules.

Under New York Stock Exchange (“NYSE”) rules, if you hold your shares through a broker or other nominee (i.e. in “street name”) and do not instruct such broker or other nominee on how to vote your shares, your broker or other nominee is not permitted to vote your shares in its discretion on “non-routine” matters, but is permitted to vote your shares in its discretion on “routine” matters. A broker non-vote” occurs if the broker or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter.

The proxy statement indicates that Proposal 4 (Reverse Stock Split) and Proposal 8 (Authorized Common Stock Increase) are considered “routine matters.” After we filed the proxy statement with the SEC, the NYSE advised us that it considers Proposal 4 and Proposal 8 to be “non-routine” matters. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker or other nominee with respect to these proposals, under applicable NYSE rules, your broker or other nominee cannot vote your shares with respect to Proposal 4 and Proposal 8.

Accordingly, the proxy statement is hereby supplemented as follows:

The text under the heading “If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?” on page 8 of the proxy statement is amended and restated as follows:

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the NYSE American, brokers, banks and other securities intermediaries that are subject to NYSE American rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE American rules, but not with respect to “non-routine” matters. Proposals 1 (Election of Directors), 3 (Series D Preferred Stock Conversion), 4 (Reverse Stock Split), 5 (Series A Preferred Stock Conversion), 6 (Series B Preferred Stock Conversion), 7 (Series C Preferred Stock Conversion), 8 (Authorized Common Stock Increase), (9 (Equity Plan Amendment), 10 (ELOC Issuance) and 11 (Adjournment) are considered to be “non-routine” under NYSE American rules.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

The text under the heading “What are “broker non-votes”? on page 8 of the proxy statement is amended and restated as follows:

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE American rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 (Election of Directors), 3 (Series D Preferred Stock Conversion), 4 (Reverse Stock Split), 5 (Series A Preferred Stock Conversion), 6 (Series B Preferred Stock Conversion), 7 (Series C Preferred Stock Conversion), 8 (Authorized Common Stock Increase), 9 (Equity Plan Amendment), 10 (ELOC Issuance) and 11 (Adjournment) are considered to be “non-routine” under applicable stock exchange rules and, therefore, we expect broker non-votes to exist in connection with such proposals. Proposal 2 (Ratification of Ratification of Independent Registered Public Accounting Firm), is considered a routine matter under applicable stock exchange rules, and without your instruction, your broker, bank or other agent may vote your shares in its discretion.

The text under the heading “How many votes are needed to approve each proposal?” on pages 9-10 of the proxy statement is amended and restated as follows:

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote Required for Approval
1 - Election of Directors	Directors will be elected by a plurality of the votes cast by the holders of shares present or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the most “For” votes will be elected as directors. Broker non-votes will not affect the outcome of the election of directors. Withhold votes will not affect the vote for Proposal 1.
2 - Ratification of Auditors	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Abstentions have the same effect as an “Against” vote for Proposal 2. Since brokers have discretionary authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.
3 - Series D Preferred Stock Conversion Proposal	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 3.
4 - Reverse Stock Split Proposal	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 4.
5 - Series A Preferred Stock Conversion Proposal	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 5.
6 - Series B Preferred Stock Conversion Proposal	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 6.
7 - Series C Preferred Stock Conversion Proposal	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 7.
8 - Authorized Common Stock Increase Proposal	“For” votes from the holders of a majority of the voting power of the shares. Abstentions and broker non-votes will have the same effect as a vote “against” Proposal 8.
9 - Equity Plan Amendment Proposal	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 9.
10 - ELOC Issuance Proposal	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 10.
11- Adjournment Proposal	“For” votes from the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will not affect the outcome. Abstentions will have the same effect as a vote “against” Proposal 11.

This Supplement should be read in conjunction with the proxy statement. Except as specifically supplemented by the information contained herein, this Supplement does not modify any other information set forth in the proxy statement or the proxy card.

Your vote is important. Information on how to vote your shares is contained in the proxy statement. Whether or not you plan to attend the virtual annual meeting, we urge you to please cast your vote as soon as possible by using one of the methods described in the proxy statement.